Exhibit 99.1

[PACIFIC NORTHWEST BANCORP LOGO]

PACIFIC NORTHWEST BANCORP
1111 THIRD AVENUE, SUITE 250
SEATTLE, WA 98101

VOTE BY INTERNET—[www.proxyvote.com]

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. EDT on September 15, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions before 11:59 p.m. EDT on September 15, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pacific Northwest Bancorp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your internet or telephone vote authorizes Patrick M. Fahey and Glen P. Garrison, or either of them, proxies with full power of substitution to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACIFIC NORTHWEST BANCORP

The Board of Directors recommends a vote "FOR" Proposal 1.

PROPOSAL 1.

1.
Approval of the Agreement and Plan of Reorganization dated as of May 19, 2003, between Pacific Northwest Bancorp and Wells Fargo & Company, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of July 31, 2003.

For ☐	Against ☐	Abstain ☐
2.
Transaction of such other business as may properly come before the meeting or any adjournment thereof.

If you have Address Changes and/or Comments, please mark this box and indicate on the reverse side.

Please indicate if you plan to attend this meeting.

Yes ☐	No ☐

Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title. If more than one trustee, all should sign. If a corporation, partnership or limited liability company, please sign in full company name by president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

PACIFIC NORTHWEST BANCORP
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 16, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints PATRICK M. FAHEY and GLEN P. GARRISON, or either of them, proxies with full power of substitution to vote all shares of common stock of Pacific Northwest Bancorp owned of record by the undersigned on August 5, 2003, at the Special Meeting of Shareholders of Pacific Northwest Bancorp to be held on September 16, 2003, or any adjournment(s) thereof.

THIS PROXY AUTHORIZES EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)